EXHIBIT 10.52

                 NON-COMPETITION AND CONFIDENTIALITY AGREEMENT
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                 NON-COMPETITION AND CONFIDENTIALITY AGREEMENT
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         THIS NON-COMPETITION AND CONFIDENTIALITY AGREEMENT (this "Agreement"), made and effective as of this 4th day of January, 1995, by and among Electronic Associates, Inc., a New Jersey corporation ("EA"), Tanon Manufacturing, Inc., a California corporation ("Tanon"), and Joseph R. Spalliero ("Spalliero").

                                   BACKGROUND
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         Pursuant to the terms of an Agreement and Plan of Reorganization by and among EA, Tanon and Spalliero, among others, dated December 12, 1994 (the
"Merger Agreement"), effective as of the date hereof, Tanon has merged with a wholly-owned subsidiary of EA, such that Tanon has become a wholly-owned subsidiary of EA. EA and Tanon are sometimes hereafter collectively referred to as the "Company". Any term not otherwise defined herein shall have the meaning ascribed to such term in the Merger Agreement.

         EA and Tanon each operate a business in the contract electronics manufacturing industry. Pursuant to the terms of the Merger Agreement, the contract electronics manufacturing operations of EA will be consolidated with Tanon (the "Business"). Spalliero was the Chief Executive Officer of Tanon prior to the Merger and, pursuant to and following the Merger, Spalliero shall be the Chief Operating Officer of Tanon and a member of the Board of Directors of EA.

         Spalliero possesses unique knowledge of the business and operations of the Company and the future prospects of the Business and of the Company are dependent in significant part on the knowledge, contacts and efforts of Spalliero. Spalliero, in the course of his employment with Tanon, represented Tanon, and will continue to represent the Company, in its dealings with customers, suppliers and employees, and the competitive survival and goodwill of the Company and its successors with respect to the Business will be dependent upon its maintaining favorable relations with customers, suppliers and employees. The provisions contained in this Agreement are required to preserve for the Company the substantial rights and goodwill acquired upon consummation of the Merger. The execution and delivery of this Agreement is a condition to EA's obligations under the Merger Agreement.

         NOW, THEREFORE, as a material inducement for EA to enter into the Merger Agreement, and to carry out the transactions contemplated thereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Spalliero, and intending to be legally bound, the parties agree as follows:

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         Section 1.  Company Information and Customer Information.
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                  1.1 During the two year period following the date of the
termination of his employment, Spalliero shall not, directly or indirectly, disclose or use in any manner whatsoever, except as may be required by law, any Company Information or Customer Information, as defined below, that Spalliero may possess on the date hereof or at any time hereafter.

                  1.2 The term "Company Information" as used in this Non-Competition Agreement means secret, confidential, or proprietary information not released to the public by the Company in the ordinary course of its business, including, without limitation, technical, financial, compensation and marketing information and information respecting customers (including customer lists), prices, strategies, markets, methods of operation or doing business, suppliers, business forecasts, selling procedures, "know-how", software, drawings, and new product and engineering information and any other technical data relating to the Company or the Business, all of the above including, without limitation, information received from third parties under confidential conditions; provided,
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however, that "Company Information" does not include information that has become
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publicly known other than as a result of a breach of this Non-Competition
Agreement by Spalliero, information that has been disclosed by the Company to a third party without a similar restriction on the third party, or information about the business or any other industry in which the Company is engaged which is not proprietary to the Company and which Spalliero possesses as a result of his education, skill, experience and knowledge of the industry.

                  1.3 The term "Customer Information" as used in this Agreement means secret, confidential, or proprietary information, relating to the customers of the Company not released to the public by the Company in the ordinary course of its business, including, without limitation, technical, marketing and financial information and customer lists, received by the Company or Spalliero from any customer or potential customer of the Company; provided,
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however, that the term "Customer Information" does not include information that
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has become publicly known other than as a result of a breach by Spalliero of this Non-Competition Agreement, information that has been disclosed by the Company to a third party without a similar restriction on the third party, or information about the business or any other industry in which the Company is engaged which is not proprietary to the Company and which Spalliero possesses as a result of his education, skill, experience and knowledge of the industry.

         Section 2.  Noncompetition; Customer and Employee Solicitation.
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Except as provided below, for a period commencing on the date hereof and ending on the third anniversary of the date

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hereof, Spalliero shall not, without the prior written consent of the Company, either separately or in association with others:

              (A) anywhere in the United States or its territories and possessions or any other territory in which Tanon conducts its business as of the date hereof, directly or indirectly, engage in the operation of or have any financial interest in, whether as an officer, employee, partner, owner, shareholder, operator, consultant or otherwise, any person, firm, corporation or business that itself engages in, or through a subsidiary or affiliate engages in, the business of Tanon as conducted on the date hereof; or

              (B) solicit any customers of the Company for the purpose of engaging, in the geographical area described in clause (A) above, in any business of the type or nature described in clause (A) above;

              (C) employ, attempt to employ or otherwise interfere or attempt to interfere, directly or indirectly, with the employment or contractual relationships between the Company, on the one hand, and any of its officers, directors, employees, customers, suppliers or agents, on the other hand for the purpose of engaging in the geographical area described in clause
(A) above, in any business of the type or nature described in clause (A) above;

              (D) Nothing in this Agreement shall prohibit
Spalliero from owning five percent (5%) or less of the issued and outstanding securities of a company which is primarily engaged in the business described in clause (A) above whose securities are listed on a national securities exchange or actively traded in the over-the-counter market;

              (E) If any portion of the covenants set forth in Subsection 2(A) above shall be held unreasonable because of the term, geographic zones, activities or services, or other matters covered thereby, the covenants shall nevertheless be enforced in such reduced scope or form as may be determined by a court of competent jurisdiction or as may otherwise be appropriate.

         Section 3. Remedy. It is acknowledged and agreed that Spalliero's
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talents, knowledge and background are unusual and extraordinary and that the restrictions contained in Sections l and 2 of this Non-Competition Agreement are necessary and reasonable in order to protect the legitimate interests of the Company. Therefore, the parties agree that any violation thereof would result in irreparable injury to the Company and that therefore the remedy at law for the breach of any covenants contained in this Non-Competition Agreement would be inadequate and that the Company shall be entitled to injunctive relief with respect to any such breach in addition to any other rights or remedies to which the Company may be entitled, and Spalliero hereby waives any argument

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that an adequate remedy exists at law for the Company for any breach of Sections
1 and 2 of this Non-Competition Agreement.

         Section 4.  Assignment.  This Non-Competition Agreement may
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be assigned by the Company to any successor in interest of the
Company, as the case may be, by merger, consolidation, transfer of all or substantially all of its assets or otherwise, without the consent of Spalliero.

         Section 5.  Binding Effect.  This Non-Competition Agreement
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shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and assigns.

         Section 6.  Waiver.  The waiver by any party to this Non-
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Competition Agreement of a breach of any of the provisions of this
Non-Competition Agreement shall not operate or be construed as a waiver of any subsequent breach.

         Section 7.  Entire Agreement. This Non-Competition Agreement and the
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Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings between the parties with respect to such subject matter.

         Section 8.  Governing Law.  This Non-Competition Agreement
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shall be governed by the laws of the State of California.

         Section 9. Notice. All notices or other communications required or
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permitted under this Non-Competition Agreement shall be sufficiently given if in writing and delivered in person to, or telecopied or telexed to and received by, the below named parties, or sent by registered or certified mail, return receipt requested, postage prepaid, or overnight delivery service, addressed as set forth on the signature page of this Non-Competition Agreement, or to such other person and address as the party to be charged with such notice shall designate by notice given in the aforesaid manner.

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         Section 10.  Counterparts.  This Non-Competition Agreement
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may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Non-Competition Agreement the date first above written.

                                                         /s/ Joseph R. Spalliero
                                                    Joseph R. Spalliero
                                    address:        5114 Blackhawk Drive
                                                    Danville, CA 94506

                                                    Electronic Associates, Inc.
                                                    185 Monmouth Parkway
                                                    West Long Branch, NJ 07764

                                                    By:  /s/ Bruce P. Murray
                                                       Bruce P. Murray, Chairman

                                                    Tanon Manufacturing, Inc.
                                                    46360 Fremont Boulevard
                                                    Fremont CA 94538

                                                    By:  /s/ Joseph R. Spalliero
                                                     Joseph R. Spalliero, Chief
                                                     Operating Officer